                                                                    EXHIBIT 23.5


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement
(Form S-8) pertaining to the 2001 Equity Participation Plan of Oil States International, Inc. of our reports dated August 14, 2000 and August 14, 1998, with respect to the Sooner, Inc. and Sooner Pipe and Supply Corporation, respectively, included in Oil States International, Inc. Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



                                             /s/ ERNST & YOUNG LLP

Tulsa, Oklahoma
March 28, 2001